1 | P a g e Revised April 2023 January2023 NewtekOne, Inc. Code of Business Conduct and Ethics

2 | P a g e Revised April 2023 January2023 Statement by the Chairman and Chief Executive Officer Ethics are important to NewtekOne, Inc. (the “Company”) and its employees, directors, managers, consultants and independent contractors ( “NewtekOne Personnel”). NewtekOne is committed to the highest ethical standards, as set forth in this Code of Business Conduct and Ethics (the “Code”), and to conducting its business with the highest level of integrity. Personally, this commitment is at the core of the values that make NewtekOne great. An uncompromising adherence to ethical excellence is integral to creating and sustaining our business of providing business and financial solutions to the small and medium-sized business market. It provides the necessary strong foundation on which our business is built and on which it can grow and prosper. All NewtekOne Personnel are responsible for the consequences of his or her actions. We must each be the guardian of NewtekOne’s ethics. Leaders in NewtekOne have the extra responsibility of setting an example by their personal performance and an attitude that conveys our ethical values. That example leads us to treat everyone – employees, clients, prospects, vendors, alliance partners and competitors – with honesty and respect. The principles of the Code apply to all of us. You will be asked to acknowledge in writing that you have read the Code, understand it and agree to abide by it. If a situation arises that you think raises ethical concern and you are unsure of the appropriate action, take advantage of our open door, informal environment and raise your concerns with management or, if that is not satisfactory, follow the processes outlined in this Code. Sincerely, Barry Sloane Chairman, Chief Executive Officer and President NewtekOne, Inc.

i | P a g e revised April 2023 TABLE OF CONTENTS PURPOSE ............................................................................................................................... 1 GENERAL POLICY ............................................................................................................... 2 STANDARDS OF CONDUCT Compliance with Applicable Laws and Regulations .................................................. 2 Kickbacks and Bribes ................................................................................................. 3 Improper or Illegal Payments ..................................................................................... 3 Gifts and Entertainment.............................................................................................. 3 Conflicts of Interest .................................................................................................... 3 Protecting Confidential Information ........................................................................... 4 Accounting and Financial Records ............................................................................. 5 Retention of Records .................................................................................................. 6 Antitrust ..................................................................................................................... 6 Securities Laws and Insider Trading .......................................................................... 6 Use of Company Assets ............................................................................................. 7 IMPLEMENTATION AND ENFORCEMENT ..................................................................... 7 APPLICATION OF THE CODE/WAIVERS ......................................................................... 8 STATEMENT ACKNOWLEDGING RECEIPT AND ACCEPTANCE OF CODE ............. 9 APPENDIX I STATEMENT AND ATTESTATION

Page | 1 CODE OF BUSINESS CONDUCT AND ETHICS PURPOSE NewtekOne has adopted this Code of Business Conduct and Ethics (as amended from time to time, this “Code”) to communicate to all NewtekOne Personnel the ethical and legal standards that we expect you to observe when conducting the business of the Company, and in dealing with your colleagues, our business relations and our suppliers. We expect all NewtekOne Personnel to act ethically and obey all the laws and regulations applicable to the conduct of our business. When you encounter ethical or legal issues where you are not certain about the correct course of action, you should use the core values and principles described in this Code as guideposts in deciding how to proceed. We have adopted this Code to give you guidance for resolving these ethical and legal issues. In particular, this Code is intended to help you:  Recognize ethical issues and take appropriate steps to resolve those issues  Observe all laws and regulations  Deter ethical violations  Avoid conflicts of interest  Assist you in reporting any illegal or unethical conduct  Reaffirm our commitment to a corporate culture that values honesty and accountability Because rapid changes in our industry and in the law constantly present new issues, we cannot create guidelines that address all circumstances or constitute the definitive answer on every question. If after consulting this Code you remain in doubt about the correct or best course of action, you should always consult your manager or our Chief Legal Officer for guidance. If at any time there is a vacancy in the office of Chief Legal Officer, references in this Code to the Chief Legal Officer shall be read to be reference to the Chairman of our Audit Committee. The Audit Committee Chairman can be accessed through our Whistleblower Hotline 1-888-274-8360. We firmly believe that a strong commitment to ethical and legal conduct is essential for us to achieve our goals. We therefore require all NewtekOne Personnel to read, to understand and to comply with this Code. To help ensure this compliance, we have established a procedure for reporting suspected violations of the Code. Any violations of the Code may result in disciplinary action, including termination of employment. These matters are described in more detail at the end of this Code. Throughout this Code, we use the terms “NewtekOne Personnel,” “NewtekOne People,” “NewtekOne person,” “you” and “your” to refer to all officers, directors, managers, employees, consultants and independent contractors of NewtekOne, Inc. and the terms “NewtekOne,” the “Company,” “we” and “our” refer to NewtekOne, Inc. and its Affiliates.1 1 Affiliates include Newtek Bank, National Association, Newtek Merchant Solutions, Newtek Small Business

Page | 2 It is a condition of initial and continued employment or engagement, as applicable, that all NewtekOne Personnel certify receipt and review of the Code initially upon hire or engagement and upon any amendment thereof and in writing as required by Company policy. The Code is not a substitute for each individual’s personal integrity. Nonetheless, the Code should be considered, in part, how the Company expects all NewtekOne Personnel to conduct themselves. GENERAL POLICY Your conduct with respect to other NewtekOne Personnel, clients, business partners, suppliers, shareholders, and one another should reflect the highest standards of professionalism, honesty, integrity, and fairness. You should also hold paramount the safety, health, and welfare of the public and your fellow NewtekOne Personnel in the performance of your duties. You must endeavor to deal fairly with our customers, suppliers and business partner sand any other companies or individuals with whom we do business or come into contact, including fellow employees and our competitors. You must not take unfair advantage of these or other parties by means of:  Manipulation  Concealment  Abuse of confidential or privileged information, or  Any other unfair-dealing practice. You should respect the right of all other NewtekOne Personnel to fair treatment and equal opportunity without regard to gender, gender expression, gender identity, race, religion, national origin, age, sexual orientation, color, physical or mental disability, pregnancy status, marital status, or veteran’s status. The Company is determined to remain free from discrimination or harassment on the foregoing basis in all phases of employment and engagement, including recruitment, hiring or contracting, placement, promotion, transfer, contract renewal, compensation, benefits, training, educational, social and recreational programs, and the use of the Company facilities. This Code is not intended to cover every issue or situation that NewtekOne Personnel may encounter because, in addition to the Code, the Company maintains other policies that more specifically or fully address issues and circumstances that are and are not contemplated by the Code. For example, the Company also maintains a separate Insider Trading Policy. STANDARDS OF CONDUCT Compliance with Applicable Laws and Regulations Finance Newtek Technology Solutions, Newtek Small Business Lending, Newtek Business Credit Solutions, Newtek Insurance Agency, Newtek Payroll and Benefits Solutions, Newtek Payment Systems, Mobil Money, LLC, Excel Websolutions, LLC, Cloud Nine Services and Titanium.

Page | 3 It is the Company’s policy to comply with the spirit and the letter of all laws and regulations governing its operations. Any violation of any law, regulation or other regulatory requirement applicable to the Company’s operations, including, but not limited to, federal and state securities laws regarding insider trading, the Bank Holding Company Act, Sarbanes Oxley. U.S. Small Business Administration rules and regulations and the Federal bank bribery law, as further detailed below, by a NewtekOne person constitutes a material and serious breach of this Code and will constitute a ground for termination. In addition, you must promptly report (“Duty to Promptly Report”) to the Company’s Chief Legal Officer that you have been charged with, convicted of or under official investigation for, any violation of the law (excluding minor traffic or parking offenses not involving alcohol or drugs), whether or not such violations arise in any transactions to which the Company is a party, or any actual knowledge you gain that any employee, director, client, customer, consultant, servicer, contractor, subcontractor or anyone else doing business with or performing services for the Company has been charged with, convicted of or under official investigation for, any such violations of the law. Accepting Kickbacks and Bribes You are prohibited from soliciting or accepting for yourself or the Company any kickbacks, bribes, gratuities, rebates, or any form of improper payments, either directly or indirectly. You have a Duty to Promptly Report knowledge and information concerning any form of improper payments to the Company’s Chief Legal Officer. Failure to fulfill in a reasonable manner the Duty to Promptly Report constitutes a material and serious breach of the Code and will constitute a ground for termination. Offering Improper or Illegal Payments It is the Company’s policy that bribery in all forms is prohibited. You may not offer or make any payment or other benefit, directly or through an intermediary, to any government or corporate official or an official of any organization to influence actions, inactions or decisions, or to obtain any improper advantage with respect to that party or others they may influence. You may not make charitable contributions to organizations on behalf, or at the suggestion, of a customer, if that official can influence decisions concerning NewtekOne or the contribution is intended to enhance the Company’s ability to obtain or retain business. You have a Duty to Promptly Report knowledge and information concerning illegal or improper payments to the Chief Legal Officer. Failure to fulfill in a reasonable manner the Duty to Promptly Report constitutes a material and serious breach of this Code and will constitute a ground for termination. Gifts and Entertainment You are prohibited from soliciting gifts of merchandise, personal services, or gratuities from, contractors, other NewtekOne Personnel, servicers, agents, or others with whom the Company does business. This is in addition to the restrictions imposed by the Bank Bribery Law, described below. Conflicts of Interest and Corporate Opportunities You must avoid situations where your personal interests could conflict or appear to conflict with the interest of the Company. Conflicts of interest may arise when your personal interest is inconsistent with

Page | 4 that of the Company and could lead to your responsibilities to the Company being compromised. For example, a conflict of interest likely exists if:  you cause the Company to enter into business relationships with you or a member of your family, or invest in companies affiliated with you or a member of your family;  you, or a member of your family, receive improper personal benefits as a result of your position with us;  you use any non-public information about us, our customers or our other business partners for your personal gain, or the gain of a member of your family; or  you use or communicate confidential information obtained in the course of your work for your or another’s personal benefit. In addition, each of us has a duty to advance the legitimate interests of the Company when the opportunity to do so presents itself. Therefore, you may not:  take for yourself personally opportunities, including business and investment opportunities, discovered through the use of your position with us, or through the use of our property or information;  use our property, information, or position for your personal gain or the gain of a family member; or  compete, or prepare to compete, with us. The Company is guided by federal law, and in connection with all lending activities, every NewtekOne Person should familiarize themselves with The Federal Bank Bribery Law (the “Bank Bribery Law”)2. Pursuant to the Bank Bribery Law, it is a Federal crime for anyone to corruptly give anything of value to a director, officer, employee or agent with the intention of influencing that person. NewtekOne Personnel must neither solicit nor accept anything of value in exchange for any bank transaction or service or in exchange of any of NewtekOne’s confidential information. Soliciting or accepting anything of value 2 For further information in complying with the Bank Bribery Law, please review the Guidelines for Compliance with Federal Bank Bribery Law made available by the FDIC at https://www.fdic.gov/regulations/laws/rules/fdic- interagency-statements.html. Section 215 of the Bank Bribery Law provides, in part, that “(a) Whoever-- (1) corruptly gives, offers, or promises anything of value to any person, with intent to influence or reward an officer, director, employee, agent, or attorney of a financial institution in connection with any business or transaction of such institution; or (2) as an officer, director, employee, agent, or attorney of a financial institution, corruptly solicits or demands for the benefit of any person, or corruptly accepts or agrees to accept, anything of value from any person, intending to be influenced or rewarded in connection with any business or transaction of such institution; shall be fined not more than $1,000,000 or three times the value of the thing given, offered, promised, solicited, demanded, accepted, or agreed to be accepted, whichever is greater, or imprisoned not more than 30 years, or both, but if the value of the thing given, offered, promised, solicited, demanded, accepted, or agreed to be accepted does not exceed $1,000, shall be fined under this title or imprisoned not more than one year, or both.”

Page | 5 either before or after a transaction is evidence of wrongdoing. This statute includes severe punishment including fines and/or imprisonment for those who violate it. There are, however, certain specific situations in which the acceptance of gifts or special benefits may be permissible. Such situations may include those that involve: (i) gifts or special benefits from relatives or close, personal friends when it is clear that the motivation for giving the gift or benefit is based upon the relationship rather than NewtekOne business; (ii) Gifts for commonly-recognized events or occasions, such as a promotion, retirement, holiday, wedding or birthday, as long the gifts are of reasonable value; (iii) advertising or promotional materials of reasonable value, such as pens, pencils, notepads, key chains, calendars and other reasonable value items; Benefits that are available to the general public under similar conditions; (iv) situations in which meals, refreshments, travel arrangements, accommodations or entertainment of reasonable value are provided in the course of a bona fide business meeting or similar business development event; (v) loans from other banks or financial institutions to finance, on customary terms, proper and usual activities of Company Personnel, such as residential mortgage loans, except where such loans are prohibited by law. It is also a crime for any person to offer, or for any employee to solicit for themselves or a third party, anything of value with the intention of being influenced, regardless of whether anything is actually received. In order to assist Company Personnel in complying with the Act, the Company has adopted the following rules: NewtekOne Personnel are required to report immediately any situation that they become aware of in which a member of the NewtekOne person’s immediate family (spouse, child, parents, parents-in- law, siblings, grandparents, grandparents-in-law) has a personal or financial interest in any transaction directly or indirectly involving the Company, whether or not the transaction may be considered adverse to the Company. Protecting Confidential Information You should treat everything you learn about the Company and its business as a trade secret or confidential, unless it is obviously a matter of general public knowledge. A particular document or other material containing information does not need to be marked “trade secret” or “confidential” to be treated as such. Some examples of NewtekOne’s confidential information or trade secrets include non-public financial results and information; customer lists; the terms, discount rates or fees offered to particular customers; prospective clients; marketing or strategic plans; and software, risk models, tools and other system developments. If you have any questions, you should contact the Chief Compliance Officer. You must not disclose confidential information regarding us, our affiliates, our portfolio companies, our lenders, our clients, or our other business partners, unless disclosure is authorized or required by law. Confidential information includes all non-public information that might be harmful to, or useful to the competitors of, the Company, its lenders, its clients, or its other business partners. Disclosure of confidential information may also cause NewtekOne to breach non-disclosure agreements entered into with various lenders, clients, or business partners. These obligations continue even after you leave the Company, until the information becomes publicly

Page | 6 available or until NewtekOne no longer considers it a trade secret or proprietary information. Any documents, papers or records that contain trade secrets or proprietary information are the property of the Company, and must remain at the Company, unless you are specifically authorized to do otherwise. Third Party Information In the normal course of business, you will acquire information about other organizations, including affiliates and NewtekOne portfolio companies, clients, suppliers and competitors. You should not use information obtained from our business relations or suppliers in any way that harms them (other than in obtaining competitive advantages during our negotiations with such persons or entities) or violates our contractual obligations to them. We strive to protect the privacy of personal information of others. We will only collect, use, process, and disclose an individual’s personal information in accordance with applicable law, our internal policies and our contractual obligations to our clients. Inadvertent Disclosure You should be careful to avoid the inadvertent disclosure of proprietary information. To avoid inadvertent disclosure, you should never discuss with any unauthorized person proprietary information that NewtekOne considers confidential or which we have not made public. You also should not discuss this information even with authorized NewtekOne Personnel if you are in locations where unauthorized people may overhear you, such as trade shows, airplanes or elevators, or when using non-secure electronic bulletin boards or databases. You should also not discuss this information with family members or with friends, because they may innocently or unintentionally pass the information on. In fact, you should not discuss internal NewtekOne matters with anyone outside of NewtekOne, except as clearly required in the performance of your job duties. If you have information regarding inadvertent disclosure of proprietary or confidential information, immediately contact the Chief Legal Officer. Press and Analyst Inquiries NewtekOne Personnel may from time to time receive inquiries concerning the Company or requests for information or statements concerning the Company from the news media, securities analysts or investors. All responses to such inquiries must be made only by our Chief Executive Officer (and individuals specifically designated by him or her). If you receive inquiries from these sources, you must refer them to the Chief Executive Officer or in his or her absence, the Chief Accounting Officer or Chief Legal Officer. Accounting and Financial Records We are required under U.S. securities and banking laws to keep books, records and accounts that accurately reflect all transactions and to provide an adequate system of internal accounting and controls. We expect you to ensure that those portions of our books, records and accounts for which you may have responsibility are valid, complete, accurate, supported by appropriate documentation in verifiable form and consistent with internal control procedures. You should not:  Improperly accelerate or defer expenses or revenues to achieve financial results or goals.  Maintain any undisclosed or unrecorded funds or “off the book” assets.

Page | 7  Establish or maintain improper, misleading, incomplete or fraudulent accounting documentation or financial reporting.  Record revenue for any project that has not fully complied with NewtekOne’s revenue recognition guidelines.  Make any payment for purposes other than those described in the documents supporting the payment.  Submit or approve any expense report where you know or suspect that any portion of the underlying expenses were not incurred, are not accurate or are not in compliance with our Travel & Business Expense Reimbursement Policy, set forth in our Employee Handbook or Contractor Handbook, as applicable.  Sign or tender any documents believed to be inaccurate or untruthful. If you become aware of any questionable transaction or accounting practice concerning the Company or our assets, including our portfolio companies, we expect you to report the matter immediately to the Chief Legal Officer and Chairman of our Audit Committee through the Whistleblower Hotline. In addition, we expect you to report all material off-balance-sheet transactions, arrangements and obligations, contingent or otherwise, and other NewtekOne relationships with unconsolidated entities or other persons that may have material current or future effects on our financial condition or results of operations to the Chief Legal Officer or, through the Whistleblower Hotline, to Chairman of our Audit Committee. The Code in no way prohibits employees or former employees from voluntarily communicating with the SEC or other authorities regarding possible violations of law or from recovering a whistleblower award from the SEC. Retention of Documents Certain types of documents and records must by law be retained for specific periods of time, because of legal and regulatory requirements, or contractual obligations to our business relations and suppliers. These periods of time, and the types of documents and records covered, may vary. Whenever you become aware that documents or records of any type may be required in connection with a lawsuit or government investigation, you must follow the instructions of the Chief Legal Officer and preserve all possibly relevant documents. If you are uncertain whether documents or records under your control should be preserved because they might relate to a lawsuit or investigation, you should immediately contact a member of our Legal Department. The company has adopted a DOCUMENT RETENTION POLICY that all NewtekOne Personnel are subject to and which you should refer to for further information. Antitrust Antitrust laws generally prohibit agreements or actions that restrain trade or reduce competition and those with contracting authority are expected to observe the requirements to avoid anti-competitive arrangements. Securities Laws and Insider Trading

Page | 8 The U.S. securities laws are built on the premise that a purchaser and a seller of securities should have equal access to material information regarding the company whose securities they are trading. Consequently, federal securities laws forbid the purchase or sale of securities based upon material “inside” information not available to the other party. The consequences of insider trading violations can be severe. NewtekOne Personnel who trade on inside information, or who communicate (or “tip”) this information to others so that they may trade, may face a civil penalty of up to three times the profit gained (or loss avoided), a substantial criminal fine and a jail term of up to ten years. Additionally, if we or our senior officers do not take appropriate steps to prevent NewtekOne Personnel from insider trading, we may also face severe legal consequences, including, among other things, substantial criminal penalties. The Company has adopted an Insider Trading Policy and all NewtekOne Personnel are subject to it and must annually certify that they are in compliance with it. Use of Company Assets You are responsible for the proper use of the Company’s physical resources and property, as well as its proprietary information. Our offices, equipment, supplies and other resources may not be used for activities which are not related to your employment or engagement with the Company, except for any activities that have been approved in writing, in advance by the Chief Executive Officer, or for personal usage that is minor in amount and reasonable. If you are found to be engaging in, or attempting, theft of any Company property, including documents, equipment, intellectual property, personal property of other employees, cash or any other items of value, you will be subject to disciplinary action, up to and including immediate termination of your employment or engagement with the Company, as applicable, and possible criminal proceedings. We expect you to report any theft or attempted theft to your manager and our Chief Legal Officer. You should avoid the unauthorized use of copyrighted or patented materials of others and should ask a member of the Legal Department if you have any questions regarding the permissibility of photocopying, excerpting, electronically copying or otherwise using copyrighted or patented materials. In addition, simply because material is available for copying (such as content or images downloaded from the Internet) does not mean that it is legal or permissible to copy or distribute. All copies of Company-related work that is authorized to be made available for ultimate distribution to the public (including all machine readable works) should bear the prescribed form of copyright notice. IMPLEMENTATION AND ENFORCEMENT All NewtekOne Personnel as a condition of employment will receive a copy of this Code and must acknowledge an understanding of the principles contained herein and annually thereafter. We reserve the right to monitor your continuing compliance with the provisions of this Code and to investigate any suspected violations. If substantiated, these violations could result in disciplinary action, as described more fully in the following sections. Anyone who has a concern about our conduct, the conduct of an officer of the Company or our accounting, internal accounting controls or auditing matters, may communicate that concern to the Audit

Page | 9 Committee of the Board of Directors by direct communication with our Chief Legal Officer or by e-mail or in writing. All reported concerns shall be forwarded to the Audit Committee and will be simultaneously addressed by our Chief Legal Officer in the same way that other concerns are addressed by us. The status of all outstanding concerns forwarded to the Audit Committee will be reported on a quarterly basis by our Chief Legal Officer. The Audit Committee may direct that certain matters be presented to the full board and may also direct special treatment, including the retention of outside advisers or counsel, for any concern reported to it. All reports will be investigated and whenever possible, requests for confidentiality shall be honored. And, while anonymous reports will be accepted, please understand that anonymity may hinder or impede the investigation of a report. All cases of questionable activity or improper actions will be reviewed for appropriate action, discipline or corrective actions. Whenever possible, we will keep confidential the identity of employees, officers or directors who are accused of violations, unless or until it has been determined that a violation has occurred. If you are not comfortable revealing your identity when making a report, you can also make an anonymous report to the Chairman of our Audit Committee. In the case of a confidential, anonymous submission, employees should set forth their concerns in writing and forward them in a sealed envelope to the Chairperson of the Audit Committee, in care of our Chief Legal Officer, such envelope to be labeled with a legend such as: “To be opened by the Audit Committee only.” For further details on this process, please consult the “Whistleblower Hotline” page on the Company’s website, located at https://investor.newtekbusinessservices.com/whistleblower-hotline or call the Company’s Whistleblower Hotline directly at 888-274-8360. Retaliation in any form against a NewtekOne Person who reports a violation of this Code (even if the report is mistaken but was submitted in the good faith belief it was correct) or who assists in the investigation of a reported violation is itself a serious violation of this Code. Acts of retaliation should be reported immediately and may result in severe disciplinary action. There will be no reprisal, retaliation or adverse action taken against any NewtekOne Person who, in good faith, reports or assists in the investigation of, a violation or suspected violation, or who makes an inquiry about the appropriateness of an anticipated or actual course of action, unless such party was a participant or assisted in the violation. The Code in no way prohibits employees or former employees from voluntarily communicating with the SEC or other authorities regarding possible violations of law or from recovering a whistleblower award from the SEC. OUR BOARD OF DIRECTORS AND THE CHIEF LEGAL OFFICER HAVE ULTIMATE RESPONSIBILITY FOR FINAL INTERPRETATION OF THIS CODE AND FOR DETERMINING WHETHER ANY VIOLATIONS OF THIS CODE HAVE OCCURRED. APPLICATION OF THE CODE/WAIVERS All officers, directors, managers, employees, consultants and independent contractors of the Company are subject to this Code. As far as other policies or procedures of the Company govern or purport to govern the behavior or activities of all persons who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code.

Page | 10 Any amendment or waiver of the Code for an executive officer or member of our Board of Directors must be made by our Board of Directors and disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days following such amendment or waiver. STATEMENT ACKNOWLEDGING RECEIPT AND ACCEPTANCE OF CODE After reviewing the Code, please execute the Statement and Attestation on the last page, detach the page, and forward it to the Chief Legal Officer and Human Resources. In executing the statement, you are acknowledging that you have received and reviewed this Code; that you will strictly comply with the Code; and that you are subject to disciplinary action for a violation thereof.

ACKNOWLEDGMENT REGARDING NEWTEKONE, INC. CODE OF BUSINESS CONDUCT AND ETHICS I have received a copy of the NewtekOne, Inc. Code of Business Conduct and Ethics (the “Code”), read it, and understand that the Code contains the expectations of NewtekOne, Inc. regarding employee conduct. I agree to observe the policies and procedures contained in the Code and have been advised that, if I have any questions or concerns relating to such policies or procedures I should direct them to my manager or the Chief Legal Officer; I understand that I have an obligation to report to the Audit Committee, the Chief Legal Officer or other such designated officer, any suspected violations of the Code of which I am aware. I also understand that the Code is issued for informational purposes and that it is not intended to create, nor does it represent, a contract of employment. I also understand that violation of the Code may be grounds for disciplinary action up to and including termination of employment. Employee’s Name (Printed) Employee’s Signature Date revised April 2023 This acknowledgment is to be signed and returned to our Chief Legal Officer and Human Resources Department and will be retained as part of your permanent personnel file. The failure to read and/or sign this acknowledgment in no way relieves you of your responsibility to comply with NewtekOne, Inc.’s Code of Business Conduct and Ethics.